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EXHIBIT 21



                     PRECISION AUTO CARE, INC. SUBSIDIARIES


Subsidiary                                              Jurisdiction of
                                                        Incorporation

WE JAC Corporation                                      Delaware
Worldwide Drying Systems, Inc.                          Colorado
Precision Tune Auto Care, Inc.                          Virginia
PTW, Inc.                                               Washington
Hydro Spray Car Wash Equipment Co., Ltd.                Delaware
Miracle Partners, Inc.                                  Delaware
Miracle Industries, Inc.                                Ohio
Indy Ventures, LLC                                      Indiana
Prema Properties, LLC                                   Ohio
Precision Auto Care Mexico I, S. de R.L. de C.V.        Mexico
Promotora de Franquicias Praxis S.A. de C.V.            Mexico
Praxis Afinaciones, S.A. de C.V.                        Mexico
Praxis Auto Partes, S.A. de C.V.                        Mexico
Praxis Afinaciones Puerto Rico, Inc.                    Puerto Rico
PTAC Franchise Corp.                                    Delaware
Precision Franchising, LLC                              Virginia
Acc-u-tune                                              California
National 60 Minute Tune, Inc.                           Washington
Sixar Occidente, S.A. de C.V                            Mexico
Sixar Afinaciones, S.A. de C.V                          Mexico
Premier Accesorios, S.A. de C.V                         Mexico
Sixar Afinaciones, S.A. de C.V                          Puerto Rico
Sixar Guadalajara, S.A. de C.V                          Mexico